Exhibit 10.3

EXECUTION COPY

SECOND AMENDMENT TO TERM LOAN AGREEMENT
This SECOND AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”) is dated as of March 29, 2019 and is by and among
(i)    OWENS CORNING, a Delaware corporation (the “Borrower”);
(ii)    the Lenders party to the Credit Agreement which are signatories hereto; and
(iii)    JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).
Unless otherwise indicated, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement.
W I T N E S S E T H :
WHEREAS, the Borrower, the financial institutions party thereto, and the Administrative Agent are parties to the Term Loan Agreement dated as of October 27, 2017 (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof, including that certain First Amendment to Term Loan Agreement dated as of May 4, 2018, the “Credit Agreement”); and
WHEREAS, the parties hereto wish to amend the Credit Agreement on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Amendments to Credit Agreement. Upon the Effective Date (as defined below), the Credit Agreement is hereby amended as follows:
(a)Section 1.1 (Definitions) of the Credit Agreement is hereby amended by amending and restating the definition of “Applicable Margin” as follows:
“Applicable Margin” shall mean the per annum rate determined as set forth below based on the Debt Rating as set forth below:

Pricing Level	Debt Rating	Ticking Fee	LIBOR +	Base Rate +
I	≥BBB+/Baa1/BBB+	0.125%	0.875%	0.000%
II	BBB/Baa2/BBB	0.150%	1.000%	0.000%
III	BBB-/Baa3/BBB-	0.200%	1.125%	0.125%
IV	BB+/Ba1/BB+	0.250%	1.500%	0.500%
V	≤BB/Ba2/BB	0.300%	1.750%	0.750%

Each change in the Applicable Margin resulting from a publicly announced change in the Debt Rating shall be effective during the period commencing on the date of such public announcement and ending on the date immediately preceding the effective date of the next such publicly announced change. If at any time there is a split in the Debt Ratings issued by the three Rating Agencies (with the Debt Rating for Pricing Level I being the highest and the Debt Rating for Pricing Level V being

Exhibit 10.3

the lowest), and (i) if only one of the Rating Agencies shall have in effect a Debt Rating, then the Pricing Level shall be determined by reference to the Debt Rating most recently in effect; (ii) if only two Rating Agencies shall have in effect a Debt Rating, and such Debt Ratings differ by one level, then the Pricing Level for the higher of the two Debt Ratings shall apply; (iii) if only two Rating Agencies shall have in effect a Debt Rating, and there is a split in Debt Ratings of such Rating Agencies of more than one level, then the Pricing Level that is one level above the lower of the two Debt Ratings shall apply; (iv) if three Rating Agencies shall have in effect a Debt Rating, and any two or three of the Debt Ratings are the same, then the Pricing Level shall be determined by reference to such Debt Ratings; and (v) if three Rating Agencies shall have in effect a Debt Rating, each Debt Rating is in a different level, the Pricing Level that is the middle of the other two Rating Agencies shall apply. In the event of a Rating Agency Disruption with respect to one or more of the Rating Agencies, the Debt Rating shall be determined by reference to the rating most recently in effect prior to such Debt Rating for such Rating Agency until an Alternate Rating Agency is designated in accordance with the definition thereof. In the event of the designation of an Alternate Rating Agency, references in the table set forth above to the Debt Ratings of the replaced Rating Agency shall be deemed to be references to the corresponding Debt Ratings of the Alternate Rating Agency.

2.New Lender and Assignment. The parties hereto hereby acknowledge and agree that:
(a)    Bank of America, N.A. (the “New Lender”) agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the Effective Date, become a Lender for all purposes of the Credit Agreement, with a Term Loan in the outstanding principal amount as set forth on Annex A attached hereto.
(b)    For an agreed consideration, Citibank, N.A. (the “Assignor”) hereby irrevocably sells and assigns to Bank of America, N.A. (the “Assignee”), and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with this Section 2 and the Credit Agreement, as of the Effective Date and concurrently with the effectiveness of this Amendment, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the Term Loan Facility identified below (including, without limitation, any guarantees included in such facility) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Amendment, without representation or warranty by the Assignor.

Exhibit 10.3

Assigned Interest:

Assignor	Assignee	Facility Assigned	Aggregate Amount of Term Loans for all Lenders	Amount of Term Loans Assigned	Percentage Assigned of Term Loans	CUSIP Number
Citibank, N.A.	Bank of America, N.A.	Term Loan Facility	$500,000,000	$93,750,000	18.750000000%

(c)    The Assignor (1) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (2) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
(d)    The Assignee (1) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and by the Credit Agreement and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.9(b) of the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment (and become party to the Credit Agreement as amended hereby) and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent, any arranger of the credit facilities evidenced by the Credit Agreement or any other Lender and their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment (and to become a Lender under the Credit Agreement) and to purchase the Assigned Interest, (vii) it has provided any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such Assignee and (viii) it is a Non-Public Lender; and (2) agrees that (i) it will, independently and without reliance on the Administrative Agent, any arranger of the credit facilities evidenced by the Credit Agreement, the Assignor or any other Lender and their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender.

Exhibit 10.3

(e)    From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.Outstanding Term Loans. The parties hereto agree that the aggregate outstanding principal amount of the Term Loans and the outstanding principal amount of each Lender’s Term Loan, in each case as of the Effective Date and after giving effect to the terms of this Amendment, including without limitation Section 2, is as set forth on Annex A attached hereto.
4.Representations and Warranties. The Borrower hereby represents and warrants that:
(a)Each of the representations and warranties contained in Article VI of the Credit Agreement (other than Section 6.5(e) of the Credit Agreement) made by it are true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of such date, except for any representation and warranty made as of an earlier date, which representation and warranty is true and correct in all material respects as of such earlier date; provided, that if a representation and warranty is qualified as to materiality, the materiality qualifier set forth above shall be disregarded with respect to such representation and warranty for purposes of this representation.
(b)No Default or Event of Default has occurred and is continuing as of the date hereof.
5.Effectiveness. This Amendment is a Loan Document and shall become effective upon the execution and delivery hereof by the Borrower, the Administrative Agent and the Lenders (including the New Lender) as well as the Assignor and the Assignee (the date on which the conditions set forth in this Section 5 have been satisfied, the “Effective Date”).
6.References; Effect. Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as modified hereby. Except as specifically amended hereby, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
7.Counterparts. This Amendment may be executed in any number of counterparts (and by the different parties hereto on separate counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page of this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
8.Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
9.Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Exhibit 10.3

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized signatories to execute and deliver this Amendment as of the date first above written.
OWENS CORNING

By:	/s/Matthew Fortunak
Name: Matthew Fortunak
Title: VP, Treasurer

AGENTS AND LENDERS:

JPMORGAN CHASE BANK, N.A. as Administrative Agent and Lender

By:/s/James Shender
Name: James Shender
Title: Vice President

CITIBANK, N.A., as a Lender and as the Assignor

By:	/s/Michael Vondriska
Name: Michael Vondriska
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:/s/Kay Reedy
Name: Kay Reedy
Title: Managing Director

BANK OF AMERICA, N.a., as a Lender and as the Assignee

By:	/s/Carlos Morales
Name: Carlos Morales
Title: Director

Annex A

Outstanding Term Loans
as of the Effective Date of (and after giving effect to)
the Second Amendment to Term Loan Agreement

LENDER	OUTSTANDING TERM LOANS
JPMORGAN CHASE BANK, N.A.	$125,000,000
WELLS FARGO BANK, NATIONAL ASSOCIATION	$187,500,000
CITIBANK, N.A.	$93,750,000
BANK OF AMERICA, N.A.	$93,750,000
AGGREGATE OUTSTANDING TERM LOANS	$500,000,000